UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 6, 2013

BALTIC TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-34648	98-0637837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue
12th Floor	10171
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On September 5, 2013, the Company completed the acquisition of the Baltic Hare, a 31,887 dwt Handysize vessel.  Subsequently, on September 6, 2013, the Company completed the acquisition of the Baltic Fox, a 31,883 dwt Handysize vessel.  The Company had agreed to buy both vessels under the terms of agreements that the Company entered into with subsidiaries of Clipper Group to acquire two Handysize drybulk carriers as disclosed in the Company’s Current Report on Form 8-K filed on July 8, 2013.  The Company paid a total purchase price of approximately $41 million for the vessels, which the Company financed with proceeds of its May 2013 equity offering and borrowings under its 2013 Credit Facility entered into on August 30, 2013 as disclosed in the Company’s Current Report on Form 8-K filed on September 5, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Baltic Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALTIC TRADING LIMITED

DATE: September 9, 2013

/s/ John C. Wobensmith
John C. Wobensmith
President and Chief Financial Officer